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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 1996

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-3
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             (Exact name of Registrant as specified in its charter)

Texas                                          0-14397           75-1991528
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(State or other jurisdiction of             (Commission       (I.R.S. Employer
incorporation or organization)              File Number)    Identification No.)


One Seaport Plaza, New York, New York 10292-0116
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 214-1016

                                      N/A
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         (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets

   In accordance with the Consent Statement dated September 17, 1996, the Registrant's limited partners approved the sale to Public Storage, Inc. of all seven of the miniwarehouse/office warehouse facilities owned by the Registrant. The properties were sold to Public Storage, Inc. on October 31, 1996. The Registrant received, in cash, gross sales proceeds of $11,050,000 reduced by selling expenses and pro-rations of approximately $373,000. The sales proceeds were also reduced by the payment to third parties of $644,000 representing the principal and accrued interest on a note secured by certain properties sold to Public Storage, Inc. The gross sales price was in excess of the appraised value of the properties.

   A distribution of $180 per limited partnership unit will be made in November 1996 representing the net sales proceeds reduced by a contingency reserve and funds required to meet current and future operating costs until the liquidation of the Registrant. The
Registrant intends to sell its remaining land parcel and liquidate in 1997 and will distribute any remaining funds at such time.

Item 7. Financial Statements and Exhibit

(c) Exhibits

   10.1 Contract of Sale dated June 13, 1996 by and between the Registrant and Public Storage, Inc. which was filed as an exhibit to the Registrant's Proxy Statement on Schedule 14A on September 17, 1996 and which is incorporated herein by reference.

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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Prudential-Bache/Watson & Taylor, Ltd.-3
(Registrant)

By: Prudential-Bache Properties, Inc.
    A Delaware corporation, General Partner
     By: /s/ Thomas F. Lynch, III                 Date: November 12, 1996
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     Thomas F. Lynch, III
     President

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